                                                                  Exhibit (d)(2)
                                                                  --------------


                              AMENDMENT NO. 1 TO

                       THE AGREEMENT AND PLAN OF MERGER

                  AMENDMENT NO. 1 TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of October 23, 2000, by and among Deutsche Bank AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany ("Parent"), Deutsche Acquisition Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Parent ("Purchaser"), and National Discount Brokers Group, Inc., a Delaware corporation (the "Company").

                             W I T N E S S E T H:

                  WHEREAS, Parent, Purchaser and Company are parties to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 11, 2000;

                  WHEREAS, on October 23, 2000, the Supervisory Board (Aufsichtsrat) of Parent has adopted a resolution approving the Offer and the Merger;

                  WHEREAS, in accordance with Section 8.04 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as provided herein;

                  NOW THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                I. DEFINITIONS

                  Capitalized terms used and not defined herein, but defined in the Merger Agreement, shall have the respective meanings ascribed to them in the Merger Agreement.

                                II. AMENDMENTS

                  SECTION 2.1. The reference in the fourth line of Section 1.01(a)(i) of the Merger Agreement to "seven business days" is hereby replaced with a reference to "eight business days".

                  SECTION 2.2. The reference in Section 8.01(d) of the Merger Agreement to "Regulation 14D under the Exchange Act" is hereby replaced with a reference to "Section 1.01 hereof".

                  SECTION 2.3. The condition "approval of the Offer or the Merger by Parent's Supervisory Board (Aufsichtsrat) shall not have been obtained" contained in clause (iii) of EXHIBIT A - CONDITIONS TO THE OFFER shall be deleted in its entirety.

                  SECTION 2.4. Clause (iv) of EXHIBIT A - CONDITIONS TO THE OFFER shall be renumbered and shall become clause (iii).

                  SECTION 2.5. Exhibit A-1 to Schedule 6.12 is hereby amended to read in its entirety as Exhibit A-1 attached to this Amendment.

                              III. MISCELLANEOUS

                  SECTION 3.1. (a) Other than as set forth in Sections 2.1 through 2.5, this Amendment does not modify, change or delete any other term, provision, representation, warranty or covenant (the "Provisions") relating to or contained in the Merger Agreement, and all such Provisions remain in full force and effect. For the avoidance of doubt, all references in the Merger Agreement to "the date hereof" or "the date of this Agreement" shall continue to be references to the date October 11, 2000.

                  (b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (except to the extent that provisions of the DGCL are mandatorily applicable), without giving effect to the choice of law provisions thereof. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  (c) This Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party.

                  IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf, all at or on the day and year first above written.


                                           DEUTSCHE BANK AG


                                           By: /s/ Thomas A. Curtis
                                               ---------------------------
                                               Name: Thomas A. Curtis
                                               Acting as Attorney-in-Fact of
                                               Edson  Mitchell, Member of
                                               Management  Board, and of
                                               Onder Unsal, Vice President


                                           DEUTSCHE ACQUISITION CORP.


                                           By: /s/ Kevin E. Parker
                                               ---------------------------
                                               Name:  Kevin E. Parker
                                               Title:  President

                                           By: /s/ Thomas A. Curtis
                                               ---------------------------
                                               Name:  Thomas A. Curtis
                                               Title:  Vice President


                                           NATIONAL DISCOUNT BROKERS
                                           GROUP, INC.


                                           By: /s/ Frank E. Lawatsch, Jr.
                                               ---------------------------
                                               Name:  Frank E. Lawatsch, Jr.
                                               Title: Executive Vice President,
                                               Secretary and General Counsel



                                       3